EXHIBIT 4.1

Interactive Data
14 West Street
New York, NY  10005

May 10, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re: Van Kampen Focus Portfolios
                The Dow Strategic 10 Trust, May 1999 Series
                The Dow Strategic 5 Trust, May 1999 Series
                Strategic Picks Opportunity Trust, May 1999 Series
                EAFE Strategic 20 Trust, May 1999 Series
                Euro Strategic 20 Trust, May 1999 Series
                (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-76251

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President